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                                                             EXHIBIT (d)(1)


                         INVESTMENT ADVISORY AGREEMENT
                                    BETWEEN
                             HEARTLAND GROUP, INC.
                                      AND
                            HEARTLAND ADVISORS, INC.

     INVESTMENT ADVISORY AGREEMENT, made as of the 23rd day of October, 1984, by and between the Heartland Value Fund Series (the "Fund") of Heartland Group, Inc., a Maryland corporation (as successor in interest by merger of Heartland Value Fund, Inc.), and Heartland Advisors, Inc. (the "Advisor"), a Wisconsin corporation (formerly known as Milwaukee Asset Management, Inc. and, prior to that, known as The Milwaukee Company Advisers, Inc.).

                              W I T N E S S E T H :

     WHEREAS, the Fund will be engaged in business as an open-end investment management company and registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Advisor is engaged in the business of rendering investment supervisory services and is registered as an investment advisor under the Investment Advisors Act of 1940, as amended; and

     WHEREAS, the Fund desires the Advisor to render investment supervisory services to the Fund in the manner and on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1.   DUTIES AND RESPONSIBILITIES OF ADVISOR.

          A. INVESTMENT ADVISORY SERVICES. The Advisor shall act as investment adviser and shall supervise and direct the investments of the Fund in accordance with the Fund's investment objectives, programs and restrictions as provided in its Prospectus and Statement of Additional Information, as amended from time to time, and such other limitations as the Fund may impose by notice in writing to the Advisor. The Advisor shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets and securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets and resources of the Fund in a manner consistent with its investment objective. In furtherance of this duty, the Advisor as agent and attorney-in-fact with respect to the Fund, is authorized, in its discretion and without prior consultation with the Fund, to:

     (i) buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds, and other securities or assets;
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     (ii)      borrow on behalf of and in the name of the Fund, but only for the purposes and to the extent described in the Fund's then current Prospectus; and

     (iii) place orders and negotiate the commissions (if any) for the execution of transactions in securities with or through such brokers, dealers, underwriters or issuers as the Advisor may select.

          B. FINANCIAL, ACCOUNTING, AND ADMINISTRATIVE SERVICES. The Advisor shall maintain the corporate existence and corporate records of the Fund; maintain the registrations and qualifications of Fund shares under federal and state law; monitor the financial, accounting, and administrative functions of the Fund; maintain liaison with the various agents employed by the Fund (including the Fund's transfer agent, custodian, independent accountants and legal counsel) and assist in the coordination of their activities on behalf of the Fund.

          C. REPORTS TO FUND. The Advisor shall furnish to or place at the disposal of the Fund such information, reports, evaluations, analyses and opinions as the Fund may, at any time or from time to time, reasonably request or as the Advisor may deem helpful to the Fund.

          D. REPORTS AND OTHER COMMUNICATIONS TO FUND SHAREHOLDERS. The Advisor shall assist the Fund in developing all general shareholder communications, including regular shareholder reports.

          E. FUND PERSONNEL. The Advisor agrees to permit individuals who are either officers or employees of the Advisor to serve (if duly elected or appointed) as officers, directors, members of any committee of directors, members of any advisory board, or members of any other committee of the Fund, without remuneration from or other cost to the Fund.

          F. PERSONNEL, OFFICE SPACE, AND FACILITIES OF ADVISOR. The Advisor at its own expense shall furnish or provide and pay the cost of such office space, office equipment, office personnel, and office services as it requires in the performance of its investment advisory and other obligations under this Agreement.

     2.   ALLOCATION OF EXPENSES.

          A.   EXPENSES PAID BY ADVISOR.

          (1) SALARIES AND FEES OF OFFICERS. The Advisor shall pay all salaries, expenses, and fees of the officers and directors of the Fund who are affiliated with the Advisor.

          (2) ASSUMPTION OF FUND EXPENSES BY ADVISOR. The payment or assumption by the Advisor of any expense of the Fund that the Advisor is not required by this Agreement to pay or assume shall not obligate the Advisor to pay or assume the same or any similar expense of the Fund on any subsequent occasion.

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          B.   EXPENSES PAID BY FUND.  The Fund shall bear all expenses of its organization, operations, and business not specifically assumed or agreed to be paid by the Advisor as provided in this Agreement. In particular, but without limiting the generality of the foregoing, the Fund shall pay:

          (1) CUSTODY AND ACCOUNTING SERVICES. All expenses of the transfer, receipt, safekeeping, servicing and accounting for the Fund's cash, securities, and other property, including all charges of depositories, custodians, and other agents, if any;

          (2) SHAREHOLDER SERVICING. All expenses of maintaining and servicing shareholder accounts, including all charges of the Fund's transfer, shareholder recordkeeping, dividend disbursing, redemption, and other agents, if any;

          (3) SHAREHOLDER COMMUNICATIONS. All expenses of preparing, setting in type, printing, and distributing reports and other communications to shareholders;

          (4) SHAREHOLDER MEETINGS.   All expenses incidental to holding
meetings of Fund shareholders, including the printing of notices and proxy material, and proxy solicitation therefor;

          (5) PROSPECTUSES. All expenses of preparing, setting in type, and printing of annual or more frequent revisions of the Fund's Prospectus and of mailing them to shareholders;

          (6) PRICING.   All expenses of computing the Fund's net asset value
per share, including the cost of any equipment or services used for obtaining price quotations;

          (7) COMMUNICATION EQUIPMENT. All charges for equipment or services used for communication between the Advisor or the Fund and the custodian, transfer agent or any other agent selected by the Fund;

          (8) LEGAL AND ACCOUNTING FEES AND EXPENSES. All charges for services and expenses of the Fund's legal counsel and independent auditors;

          (9)  DIRECTORS' FEES AND EXPENSES.   All compensation of directors,
other than those affiliated with the Advisor and all expenses incurred in connection with their service;

          (10)  FEDERAL REGISTRATION FEES.   All fees and expenses of
registering and maintaining the registration of the Fund under the 1940 Act and the registration of the Fund's shares under the Securities Act of 1933, as amended (the "1933 Act"), including all fees and expenses incurred in connection with the preparation, setting in type, printing, and filing of any registration statement and Prospectus under the 1933 Act or the 1940 Act, and any amendments or supplements that may be made from time to time;

          (11) STATE REGISTRATION FEES. All fees and expenses of qualifying and maintaining qualification of the Fund and of the Fund's shares for sale under securities laws of

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various states or jurisdictions, and of registration and qualification of the
Fund under all other laws applicable to the Fund or its business activities;

          (12) ISSUE AND REDEMPTION OF FUND SHARES. All expenses incurred in connection with the issue, redemption, and transfer of Fund shares, including the expense of confirming all share transactions, and of preparing and transmitting the Fund's stock certificates;

          (13) BONDING AND INSURANCE. All expenses of bond, liability, and other insurance coverage required by law or deemed advisable by the Fund's Board of Directors;

          (14) BROKERAGE COMMISSIONS. All brokers' commissions and other charges incident to the purchase, sale, or lending of the Fund's portfolio securities;

          (15) TAXES. All taxes or governmental fees payable by or with respect of the Fund to Federal, state, or other governmental agencies, domestic or foreign, including stamp or other transfer taxes;

          (16) TRADE ASSOCIATION FEES. All fees, dues, and other expenses incurred in connection with the Fund's membership in any trade association or other investment organization; and

          (17) NONRECURRING AND EXTRAORDINARY EXPENSES. Such nonrecurring expenses as may arise, including the costs of actions, suits, or proceedings to which the Fund is a party and the expenses the Fund may incur as a result of its legal obligation to provide indemnification to its officers, directors, and agents.

     3.   ADVISORY FEES.

     The Fund shall pay the Advisor a fee computed as described below, based on the value of the net assets of the Fund.

          A. FEE RATE. The fee shall be payable in monthly installments, at the rate of 0.75% of the Fund's average daily net assets.

          B. METHOD OF COMPUTATION. The fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly to the Advisor on the first business day of the next succeeding calendar month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate described in subparagraph (A) of this Paragraph 3, and multiplying this product by the net assets of the Fund as determined in accordance with the Fund's Prospectus as of the close of business on the previous business day on which the Fund was open for business.

          C. EXPENSE LIMITATION. To the extent that the aggregate expenses of every character incurred by the Fund in any fiscal year, including but not limited to fees of the Advisor computed as hereinabove set forth, but excluding interest, taxes, brokerage, and other expenditures

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which are capitalized in accordance with generally accepted accounting principles and extraordinary expenses, shall exceed the limit ("State Expense Limit") prescribed by any state in which the Fund's shares are qualified for sale, such excess amount shall be the liability of the Advisor to pay in the manner specified below. To determine the Advisor's liability for the Fund's expenses, the expenses of the Fund shall be annualized monthly as of the last day of the month. If the annualized expenses for any month exceed the State Expense Limit, the payment of the advisory fee for such month (if there be any) shall be reduced by such excess ("Excess Amount") and in the event the Excess Amount exceeds the amount due as the advisory fee, the Advisor shall remit to the Fund the difference between the Excess Amount and the amount due as the advisory fee; provided, however, that an adjustment shall be made on or before the last day of the first month of the next succeeding fiscal year if the aggregate expenses for the fiscal year do not exceed the State Expense Limit.

          D. PRORATION OF FEE. If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

     4.   BROKERAGE.

     Subject to the approval of the board of directors of the Fund or the Advisor, in carrying out its duties under Paragraph l.A, may cause the Fund to pay a broker-dealer which furnishes brokerage or research services (as such services are defined under Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) a higher commission than that which might be charged by another broker-dealer which does not furnish brokerage or research services or which furnishes brokerage or research services deemed to be of lesser value, if such commission is deemed reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Advisor with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the 1934 Act). The Fund may execute transactions through the Advisor or its affiliates on the terms and subject to the conditions described in the Fund's most recent Prospectus.

     5.   ADVISOR'S USE OF THE SERVICES OF OTHERS.

     The Advisor may (at its cost except as contemplated by Paragraph 4 of this Agreement) employ, retain or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing either it or the Fund with such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities or such other information, advice or assistance as they may deem necessary, appropriate or convenient for the discharge of their obligations hereunder or otherwise helpful to the Fund, or in the discharge of their overall responsibilities with respect to the other accounts which they serve as investment adviser or commodity trading adviser.

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     6.   OWNERSHIP OF RECORDS.

     All records required to be maintained and preserved by the Fund pursuant to the provisions of rules or regulations of the Securities and Exchange Commission under Section 31(a) of the 1940 Act and maintained and preserved by the Advisor on behalf of the Fund are the property of the Fund and will be surrendered by the Advisor promptly on request by the Fund.

     7.   REPORTS TO ADVISOR.

     The Fund shall furnish or otherwise make available to the Advisor such Prospectuses, financial statements, proxy statements, reports, and other information relating to the business and affairs of the Fund as the Advisor may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

     8.   SERVICES TO OTHER CLIENTS.

     Nothing herein contained shall limit the freedom of the Advisor or any affiliated person to render investment supervisory and corporate administrative services to other investment companies, to act as investment adviser or investment counselor to other persons, firms or corporations, or to engage in other business activities; but so long as this Agreement or any extension, renewal or amendment hereof shall remain in effect or until the Advisor shall otherwise consent, the Advisor shall be the only investment adviser to the Fund.

     9.   LIMITATION OF LIABILITY OF ADVISOR.

     Neither the Advisor nor any of its officers, directors, or employees, nor any person performing executive, administrative, trading, or other functions for the Fund (at the direction or request of the Advisor) or the Advisor in connection with the Advisor's discharge of its obligations undertaken or reasonably assumed with respect to this Agreement, shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except for loss resulting from willful misfeasance, bad faith, or gross negligence in the performance of its duties on behalf of the Fund or from reckless disregard by the Advisor or any such person of the duties of the Advisor under this Agreement.

     10.  TERM OF AGREEMENT.

     The term of this Agreement shall begin on the date first above written, and unless sooner terminated as hereinafter provided, this Agreement shall be submitted for shareholder approval at the first meeting of shareholders occurring after the effective date of the Fund's registration statement. The Agreement, if approved at that meeting, will continue in effect from year to year, subject to the termination provisions and all other terms and conditions hereof, so long as: (a) such continuation shall be specifically approved at least annually by the board of directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund and, concurrently with such approval by the board of directors or prior to such approval by the holders of the outstanding voting

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securities of the Fund, as the case may be, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the directors of the Fund who are not parties to this Agreement or interested persons of any such party; and (b) the Advisor shall not have notified the Fund, in writing, at least 60 days prior to December 31,1984 or prior to December 31 of any year thereafter, that it does not desire such continuation. The Advisor shall furnish to the Fund, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.

     11.  AMENDMENT AND ASSIGNMENT OF AGREEMENT.

     This Agreement may not be amended or assigned without the affirmative vote of a majority of the outstanding voting securities of the Fund, and this Agreement shall automatically and immediately terminate in the event of its assignment.

     12.  TERMINATION OF AGREEMENT.

     This Agreement may be terminated by either party, without the payment of any penalty, upon 60 days' prior notice in writing to the other party; provided, that in the case of termination by the Fund such action shall have been authorized by resolution of a majority of the directors of the Fund who are not parties to this Agreement or interested persons of any such party, or by vote of a majority of the outstanding voting securities of the Fund.

     13.  MISCELLANEOUS.

          A. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

          B. INTERPRETATION. Nothing herein contained shall be deemed to require the Fund to take any action contrary to its Articles of Incorporation or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the board of directors of the Fund of its responsibility for and control of the conduct of the affairs of the Fund.

          C. DEFINITIONS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to the 1940 Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested person," "assignment," and "affiliated person," as used in Paragraphs 2, 8, 10, 11, and 12 hereof, shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission,

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whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

Attest:                                  HEARTLAND GROUP, INC.


/s/Lois Schmatzhagen                     By:/s/William J. Nasgovitz
--------------------------------------      -----------------------------------
Lois Schmatzhagen, Secretary                    William J. Nasgovitz, President



Attest:                                  HEARTLAND ADVISORS, INC.


/s/Lois Schmatzhagen                     By:/s/William J. Nasgovitz
--------------------------------------      -----------------------------------
Lois Schmatzhagen, Secretary                    William J. Nasgovitz, President

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